UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2020

INTERACTIVE BROKERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33440	30-0390693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Pickwick Plaza, Greenwich, CT 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 618-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, par value $.01 per share	IBKR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01. Other Events.

On October 30, 2020, Mr. Thomas Peterffy, Chairman and Founder of Interactive Brokers Group, Inc. (the “Company”) adopted a Rule 10b5-1 trading plan (the “TP Plan”) to sell the 10,000,000 (ten million) shares of the Company’s Class A common stock received in partial redemption of his interest in IBG Holdings LLC as more fully described in the prospectus supplement filed on Form 424b5 (File No. 333-240121) (the “Prospectus Supplement”) with the Securities and Exchange Commission (“SEC”) on October 30, 2020. As previously announced, Mr. Peterffy entered into the TP Plan as part of his personal long-term investment strategy for tax, asset diversification and liquidity.

Pursuant to the TP Plan, Mr. Peterffy will sell up to 20,000 shares of the Company’s Class A common stock per trading day at prevailing market prices, subject to the terms of the TP Plan and SEC Rule 144. Although the TP Plan allows for the sale of up 20,000 shares per day, SEC Rule 144 imposes volume limitations on Mr. Peterffy’s ability to sell shares. In the interim, it is expected these volume limitations will cause the TP Plan to sell less than 20,000 shares per day subject to the limitations in the TP Plan. Mr. Peterffy will have no control over the timing of the stock sales under the TP Plan. The transactions will occur until the earlier of the date on which all shares are sold, July 31, 2022 or the TP Plan is terminated in accordance with its terms and applicable law. It is expected that on expiration of the TP Plan, any unsold shares will be sold pursuant to a new Rule 10b5-1 plan, although that cannot be assured. All transactions under the TP Plan will be disclosed in accordance with applicable securities laws, rules and regulations through appropriate filings with the SEC, as applicable.

Additionally, on October 30, 2020, a limited liability company indirectly for the benefit of Paul J. Brody, Chief Financial Officer of the Company, and Dr. Thomas A.J. Frank, Executive Vice President and Chief Information Officer of the Company, each adopted Rule 10b5-1 trading plans (the “Other Plans”) to sell 253,332 and 1,815,458 shares, respectively, of the Company’s Class A common stock received in partial redemption of their interests in IBG Holdings LLC as more fully described in the Prospectus Supplement. Dr. Frank’s trading plan also includes shares he received in partial redemption of his interest in IBG Holdings LLC in prior years. Mr. Brody and Dr. Frank entered into the Other Plans as part of their personal long-term investment strategy for tax, asset diversification and liquidity.

Under the terms of the Other Plans, Mr. Brody (through his LLC) and Dr. Frank each intend to sell the shares of Class A common stock over time at prevailing market prices, subject to the terms of the Other Plans and SEC Rule 144. Neither Mr. Brody nor Dr. Frank will have any control over the timing of the stock sales under the respective Other Plans. The transactions will occur until the earlier of the date on which all shares are sold, July 20, 2021 or the Other Plans are terminated in accordance with its terms and applicable laws. All transactions under the Other Plans will be disclosed in accordance with applicable securities laws, rules and regulations through appropriate filings with the SEC, as applicable.

Item 9.01. Financial Statements and Exhibits

 (d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL Document).

(*) Filed herewith.

***

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2020

INTERACTIVE BROKERS GROUP, INC.

By:	/s/ Paul J. Brody
Name:	Paul J. Brody
Title:	Chief Financial Officer, Treasurer and Secretary